UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2004

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 North Bernardo Avenue Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(650) 526-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 20, 2004, Pinnacle Systems, Inc. (“Pinnacle”) amended and restated its Preferred Shares Rights Agreement dated as of December 12, 1996, as amended by Amendment No. 1 dated as of April 30, 1998, between Pinnacle and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. The amendment and restatement is reflected in the Amended and Restated Preferred Shares Rights Agreement dated as of October 20, 2004 between Pinnacle and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”). As more fully described in and subject to the terms of the Rights Agreement, the Rights Agreement generally gives holders of Pinnacle’s Common Stock rights to acquire additional shares of Pinnacle’s Preferred Stock upon the occurrence of specified events. As described in Pinnacle’s October 12, 2004 Current Report on Form 8-K, the amendment and restatement was approved by Pinnacle’s Board of Directors on October 8, 2004.

Mellon Investor Services LLC serves as Pinnacle’s stock transfer agent.

The amendment and restatement reflected in the Rights Agreement (a) eliminates all requirements in the Rights Agreement that actions, approvals, and determinations to be taken or made by Pinnacle’s Board of Directors be taken or made by a majority of the “Continuing Directors,” (b) reflects Mellon Investor Services LLC as the successor entity to ChaseMellon Shareholder Services, L.L.C. and (c) makes certain clarifying changes. The deletion of all references to “Continuing Directors” eliminates from the Rights Agreement what are commonly referred to as “dead hand” provisions.

Item 3.03. Material Modifications to Rights of Security Holders

Item 1.01 is incorporated here by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Preferred Shares Rights Agreement dated October 20, 2004 between Pinnacle Systems, Inc. and Mellon Investor Services LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources
and Legal

Date: October 20, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Preferred Shares Rights Agreement dated October 20, 2004 between Pinnacle Systems, Inc. and Mellon Investor Services LLC